Exhibit 3.4

Filed in the Office of Secretary of State State Of NevadaBusiness NumberC28912-2000Filing Number20265668553Filed On4/13/2026 1:03:00 PMNumber of Pages4

Filed in the Office of	Business Number C28912-2000
F.V.Aguilar	Filing Number 20265668553
Secretary of State State Of Nevada	Filed On 4/13/2026 1:03:00 PM
	Number of Pages 4

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information:

Name of entity as on file with the Nevada Secretary of State: PUBLIC COMPANY MANAGEMENT CORPORATION

Entity or Nevada Business Identification Number (NVID): C28912-2000

2. Restated or Amended and Restated Articles: (Select one)
(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)
(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Art 4 -Authority granted to Board to designate Preferred Stock preferences. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] — Signature of Officer or Authorized Signer — Title: President X ____ — Signature of Officer or Authorized Signer — Title: ____ *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

**CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF**

PUBLIC COMPANY MANAGEMENT CORPORATION

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. The name of the Corporation is Public Company Management Corporation.

2. Article 4 of the Articles of Incorporation of the Corporation are hereby amended and restated in its entirety to read as follows:

Article 4. Authorized Shares.

The total number of shares of capital stock which the Corporation is authorized to issue is 550,000,000 shares, consisting of 500,000,000 shares of Common Stock having a par value $0.001 per share (the "Common Stock"); and 50,000,000 shares of Preferred Stock having a par value $0.001 per share (the "Preferred Stock").

The Board of Directors is expressly authorized, subject to the provisions of Chapter 78 of the Nevada Revised Statutes (the "NRS"), including without limitation NRS 78.195 and 78.1955, to provide, by resolution or resolutions adopted from time to time, for the issuance of shares of Preferred Stock in one or more classes or series, and in connection with the creation of any such class or series, to fix or alter the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions of such class or series, including, without limitation, voting powers (full, limited or no voting powers), dividend rights, conversion rights, redemption provisions, sinking fund provisions, rights on liquidation, dissolution or winding up, and any other rights, qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors.

The authority of the Board of Directors with respect to each such class or series of Preferred Stock shall include, but not be limited to, the right to: (i) increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares constituting such class or series; and (ii) file, or cause to be filed, one or more certificates of designation with the Nevada Secretary of State describing the terms of any such class or series in accordance with applicable law. No shares of any class or series of Preferred Stock shall be issued until the applicable certificate of designation has become effective under the NRS.

3. The amendment was duly adopted by the stockholders holding at least a majority of the voting power of the Corporation, in accordance with NRS 78.385 and 78.390.

4. The Effective Date will be the date of filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this 7th day of April, 2026.

Quynh Hoa T Tran

Name: Quynh Hoa T. Tran
Title: President, duly authorized.